Exhibit 99.1

AITX's RAD Books Hundreds of SARA Licenses as Customers Expand After Initial Deployment

Early Adoption Converts to Broader Rollouts Across Devices and Monitoring Environments

Detroit, Michigan, March 19, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that it has booked 246 SARA™ (Speaking Autonomous Responsive Agent) RAD's agentic AI platform, licenses to date, spanning both deployed systems and pending deployments across multiple industries. Roughly half of these licenses are currently deployed and producing recurring monthly revenue. These licenses represent SARA operating on RAD autonomous security solutions such as ROSA™ and RIO™, while previous press releases have discussed contracting thousands of SARA licenses through RAD-G contracts through professional monitoring centers. This milestone reflects a clear pattern of customer behavior, with organizations expanding their use of SARA following initial deployments, as RAD prepares to feature SARA as the centerpiece of its presence at ISC West 2026.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
SARA™. Tried. Trusted. Expanding Fast.

Artist's depiction of SARA™ operating across a large-scale autonomous monitoring environment, with multiple AI agents managing detection, verification, and response across diverse real-world security scenarios.

RAD indicated that the majority of these licenses have been driven by existing customers increasing their use of SARA after initial deployment, rather than one-time transactions from new accounts. Early implementations have led to broader rollouts across additional devices, sites, and monitoring environments, reinforcing SARA's role as a central intelligence layer across the Company's autonomous security ecosystem. With this expansion trend now established, RAD noted that its focus is increasingly shifting toward introducing SARA to new organizations seeking to modernize their security operations.

"What we are seeing is exactly what we expected," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "Organizations are not stopping at one or two licenses. Once SARA is in place and delivering, they are adding more across their operations. That expansion behavior is the signal. It tells us the technology is being accepted, trusted, and relied on. Our focus now is simple, continue delivering for our existing clients while introducing SARA to more organizations that are ready to move beyond traditional security models."

SARA will be featured as the central attraction at RAD's exhibit at ISC West 2026, where attendees will experience live demonstrations of its role in driving detection, verification, escalation, and response across real world environments. SARA enters this year's event following a strong showing at the previous SIA New Product Showcase Awards, where it earned two awards including the Judges' Choice Award. Building on that momentum, the Company also announced that SARA Alive, a component of SARA designed to operate within video monitoring platforms, has been submitted for consideration in the 2026 SIA New Product Showcase Awards in the category of Commercial Monitoring Solutions. RAD expects this visibility to further accelerate interest as more organizations evaluate autonomous, AI-driven approaches to security operations.

RAD invites security professionals and current and prospective channel partners to experience its full portfolio of solutions in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/